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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated February 2, 1999, in Amendment No. 2 to the Registration Statement (Form S-1, No. 333-72677) and related Prospectus of Informatica Corporation dated April 26, 1999.


     Our audits also included the financial statement schedule of Informatica Corporation listed in the Index at Item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                           /s/ ERNST & YOUNG LLP

Palo Alto, California

April 24, 1999